EXHIBIT 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited condensed consolidated financial information of Morgan Stanley and subsidiaries for the three-month and nine-month periods ended September 30, 2012 and 2011, and have issued our report dated November 6, 2012. As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, is being incorporated by reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:	Filed on Form S-8:
Registration Statement No. 33-57202	Registration Statement No. 33-63024
Registration Statement No. 33-60734	Registration Statement No. 33-63026
Registration Statement No. 33-89748	Registration Statement No. 33-78038
Registration Statement No. 33-92172	Registration Statement No. 33-79516
Registration Statement No. 333-07947	Registration Statement No. 33-82240
Registration Statement No. 333-27881	Registration Statement No. 33-82242
Registration Statement No. 333-27893	Registration Statement No. 33-82244
Registration Statement No. 333-27919	Registration Statement No. 333-04212
Registration Statement No. 333-46403	Registration Statement No. 333-28141
Registration Statement No. 333-46935	Registration Statement No. 333-28263
Registration Statement No. 333-76111	Registration Statement No. 333-62869
Registration Statement No. 333-75289	Registration Statement No. 333-78081
Registration Statement No. 333-34392	Registration Statement No. 333-95303
Registration Statement No. 333-47576	Registration Statement No. 333-85148
Registration Statement No. 333-83616	Registration Statement No. 333-85150
Registration Statement No. 333-106789	Registration Statement No. 333-108223
Registration Statement No. 333-117752	Registration Statement No. 333-142874
Registration Statement No. 333-129243	Registration Statement No. 333-146954
Registration Statement No. 333-131266	Registration Statement No. 333-159503
Registration Statement No. 333-155622	Registration Statement No. 333-159504
Registration Statement No. 333-156423	Registration Statement No. 333-159505
Registration Statement No. 333-178081	Registration Statement No. 333-168278
Registration Statement No. 333-172634
Filed on Form S-4:	Registration Statement No. 333-177454
Registration Statement No. 333-25003	Registration Statement No. 333-183595

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
New York, New York
November 6, 2012